Exhibit 99.1

FOR IMMEDIATE RELEASE

Pure Vanilla eXchange, Inc. Appoints Stephen A. Erickson, President of Newly Formed Nimble Merchant Group Division

(New York, NY) - February 20, 2007 -- Pure Vanilla eXchange, Inc. (OTCBB: PVNX), a leader in anonymous online payment solutions, announced today the appointment of Stephen A. Erickson as President of its newly formed Nimble Merchant Group division, further investing in its recent acquisition of Nimble Group, Inc., a leading provider of end-to-end payment solutions and transactions. Under Mr. Erickson, Nimble Merchant Group will oversee the existing NimBill™ Government and BreezeOne brands as well as expand the group’s efforts to acquire small and medium size merchant processing accounts, estimated to be a $4.5 billion market.

Mr. Erickson was formerly the Chief Financial Officer of EVO Merchant Services (“EVO”), a full service merchant acquirer and processor in Melville, NY, a position he had held since September 2003. Prior to joining EVO, Mr. Erickson was a vice president in the investment banking division of Bear, Stearns & Co., Inc. where he focused on the computer services and IT consulting industry and led several payments-related transactions.

Steven Yevoli, Chairman and CEO of Pure Vanilla eXchange, Inc. said, “We are delighted to welcome Stephen to the organization as President of Nimble Merchant Group at a time when his experience and achievements in the payments industry will be of great value. Stephen will no doubt be a driving force in our efforts to expand our existing merchant business and more actively seek to develop products in this rapidly changing industry.” As division President, Mr. Erickson will report directly to Mr. Yevoli. During Mr. Erickson’s tenure at EVO, its net revenue grew more than 35% annually. At EVO, Mr. Erickson originated, financed and managed EVO’s strategic transactions, which included five investments in other leading independent sales organizations as well as the founding of a wholly-owned point-of-sale equipment leasing company.

Commenting on his appointment, Mr. Erickson said, “I look forward to working with the management of Pure Vanilla and capitalizing on the many opportunities before us.”
Pure Vanilla acquired Nimble Group, Inc. on December 31, 2006 and Nimble continues to operate as a wholly-owned subsidiary of Pure Vanilla eXchange. Under the leadership of Mr. Yevoli, President Paul Corvino and recently appointed COO Tucker Taylor, Pure Vanilla eXchange will continue to provide anonymous online payments through the development and deployment of its proprietary network and stored value card.

About Pure Vanilla eXchange, Inc.
Pure Vanilla eXchange is a leading provider of anonymous online payments through the development and deployment of its proprietary defined access/closed loop network and its stored value card process specifically designed for secure purchases. Through its patent-pending technology, consumers can make purchases by either funding an online account or by purchasing a pV card. Pure Vanilla eXchange addresses the challenges faced by many consumers who are faced with the increasing risk of credit card fraud and rising identity theft. In addition, through its recently formed Nimble Merchant Group division, the company is also a leading provider of alternative payment solutions providing processing services to high traffic merchants and government entities by providing processing of all forms of non-cash payments (debit/credit cards/stored value/gift cards/check/ACH/etc). For more information, visit http://www.purevanilla.com.

About Nimble Group
Nimble Group is a leading provider of end-to-end payment solutions and transactions for high frequency, multi-unit retailers and government agencies. Through NimBill™, Nimble Group's patent pending open-access, closed-loop payment system, Nimble Group's clients can leverage a single platform solution to bridge brick-and-mortar establishments with online interfaces to transact using multiple "currencies" (payments — credit card, debit card, gift card, stored value cards — and loyalty-based programs). For more information, visit www.nimblegroup.com.

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts included in this report, including statements regarding the consummation of the merger, are forward-looking statements. These forward-looking statements are necessarily subject to risks and uncertainties including, but not limited to, the successful integration of Nimble, the successful execution of Pure Vanilla Exchange's business plan and the effect of economic and business conditions. Although Pure Vanilla Exchange believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it cannot give any assurance that such expectations will be fulfilled. Stockholders and potential investors and other readers are urged to consider these factors and other risk factors set forth in Nimble's periodic reports filed with the Securities and Exchange Commission carefully in evaluating any forward-looking statements. New factors, risks and uncertainties may emerge from time to time that may affect the forward-looking statements made herein. The forward-looking statements are only made as of the date of this release and Pure Vanilla Exchange does not undertake any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

For More Information, contact:
Pure Vanilla Exchange, Inc.
(212) 991-1047 x113